UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 31, 2009

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2009, Global GP LLC, on behalf of Global Partners LP (the “Partnership”), entered into Supplemental Executive Retirement Plan (“SERP”) agreements (each, an “Agreement”) with each of Mr. Edward J. Faneuil, the Partnership’s Executive Vice President and General Counsel, and Mr. Charles A. Rudinsky, the Partnership’s Executive Vice President, Treasurer, and Chief Accounting Officer (each of Messrs. Faneuil and Rudinsky, an “Executive”).  The purpose of the Agreements is to provide the Executives with supplemental retirement benefits in consideration of past and future services performed by them, and in recognition of the Executives’ ineligibility to participate in the Partnership’s increased benefits program in connection with the freezing of benefits under the Global Partners LP Pension Plan as described in the Partnership’s Current Report on Form 8-K filed on November 19, 2009.

The value of the SERP benefits to be provided under the Agreements, expressed as single lump sum payments, will be $159,355 for Mr. Faneuil and $277,318 for Mr. Rudinsky.  Each Executive will acquire a fully vested and nonforfeitable interest in his respective SERP benefit only to the extent he is continuously employed with the Partnership from December 31, 2009 through the vesting dates set forth in his Agreement, or if he dies or becomes Disabled (as such term is defined in the Agreements) or if there is a Change in Control (as such term is defined in the Agreements).  Copies of Mr. Faneuil’s and Mr. Rudinsky’s Agreements are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Supplemental Executive Retirement Plan dated December 31, 2009, between Global GP LLC and Edward J. Faneuil

10.2	Supplemental Executive Retirement Plan dated December 31, 2009, between Global GP LLC and Charles A. Rudinsky

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: January 7, 2010		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Supplemental Executive Retirement Plan dated December 31, 2009, between Global GP LLC and Edward J. Faneuil

10.2	Supplemental Executive Retirement Plan dated December 31, 2009, between Global GP LLC and Charles A. Rudinsky